UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2012

REPLIGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14656	04-2729386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA		02453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 250-0111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 4, 2012, Repligen Corporation (“Repligen” or the “Company”) and Ronald L. Chez (the “Stockholder”) entered into an Agreement (the “Agreement”) pertaining to the Stockholder’s proposal regarding the adoption of an amendment to the Amended and Restated By-Laws of the Company which would lower the currently effective threshold necessary for stockholders to call a special meeting of stockholders (the “Proposal”). Pursuant to the terms of the Agreement:

•

The Stockholder submitted an amended and restated proposal to lower the threshold necessary for calling a special meeting of stockholders from a majority to the holders of 30% of the voting shares of the Company (the “Amended and Restated Proposal”);

•

The Company agreed to prepare, file with the Securities and Exchange Commission (the “SEC”) and distribute to its stockholders, definitive additional soliciting materials (the “Additional Soliciting Materials”) to reflect the Amended and Restated Proposal and the recommendation of the Company’s board of directors (the “Board”) that the Company’s stockholders vote “FOR” the Amended and Restated Proposal;

•	The Stockholder agreed to file an amendment to the Stockholder’s Schedule 13D;

•

Subject to and conditioned upon the Company’s filing of the Additional Soliciting Materials with the SEC and the distribution thereof to its stockholders, the Stockholder agreed to vote, or cause to be voted, by no later than May 17, 2012, all of the voting shares of the Company held or controlled by the Stockholder in accordance with the recommendation of the Board with respect to each of the proposals to be acted upon at the 2012 Annual Meeting of the Company’s stockholders (and further agreed not to revoke, amend or otherwise alter such vote);

•

The Company confirmed to the Stockholder that (i) achievement of the Company’s previously disclosed cash bonus compensation objective for the fiscal year ending December 31, 2012 related to “the performance of the Company’s stock against the Russell 2000 Index” requires that the Company’s stock outperform the Russell 2000 Index in order for such compensation objective to be achieved and (ii) the Compensation Committee will assign meaningful weight to such compensation objective when determining executive officers’ cash bonus compensation for the fiscal year ending December 31, 2012;

•

The Company confirmed to the Stockholder that the Board will amend the Company’s Stock Ownership and Retention Policy (the “Policy”) to provide that if the annual cash retainer paid to non-employee members of the Board is reduced to zero or some de minimis amount, such reduction shall not decrease the previously effective minimum share ownership requirements under the Policy; and

•

The Company confirmed to the Stockholder that the Board will amend the Policy to reduce the period for a director to comply with the Policy from five years to four years, subject to and conditioned upon the performance by the Stockholder of its above-described obligations under the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the full Agreement, which is filed as Exhibit 10.1 hereto.

Item 8.01. Other Events.

On May 7, 2012, Repligen issued a press release announcing the Agreement and the above-described change in the recommendation of the Board in respect of the Proposal. The full text of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Agreement, dated as of May 4, 2012, between Repligen Corporation and Ronald Chez

99.1	Press Release by Repligen Corporation, dated May 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: May 7, 2012	By:	/s/ Walter C. Herlihy
Walter C. Herlihy
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Agreement, dated as of May 4, 2012, between Repligen Corporation and Ronald Chez

99.1	Press Release by Repligen Corporation, dated May 7, 2012.